As filed with the Securities and Exchange Commission on May 27, 2011

Registration No. 333-171404

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________________

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-043-9758
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

John C. Wobensmith
Chief Financial Officer
299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies To:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

_________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (1)(2)(3)(4)	Proposed Maximum Aggregate Offering Price(1)(3)(4)	Amount of Registration Fee (1)
Debt Securities (5)
Common Stock, par value $.01 per share (6)
Preferred Stock (7)
Rights (8)
Warrants (9)
Units (10)
Depositary Shares (11)
Purchase Contracts (12)
Total			$500,000,000	$35,650*

*	Previously paid.

(1)
Pursuant to General Instruction II.D of Form S-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class of securities registered hereby.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and reflects the maximum offering price of securities that may be issued, rather than the principal amount of any debt securities that may be issued at a discount.

(4)	Excluding accrued interest, distributions and dividends, if any.
(5)
An indeterminate number of debt securities are covered by this registration statement.  Debt securities may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase debt securities that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(6)
An indeterminate number of shares of common stock are covered by this registration statement. Common stock may be issued (a) separately, (b) upon the exercise of warrants, rights or units to purchase common stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.  Shares of common stock issued upon conversion of securities will be issued without the payment of additional consideration.  Each share of common stock includes one preferred stock purchase right pursuant to our shareholder rights plan.  No separate consideration is payable for the preferred stock purchase rights.

(7)
An indeterminate number of shares of preferred stock are covered by this registration statement.  Preferred stock may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase preferred stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(8)	An indeterminate number of rights, representing rights to purchase any other securities registered hereby, are covered by this registration statement.
(9)
An indeterminate number of warrants, representing rights to purchase debt securities, common stock, preferred stock, units or depositary shares (as shall be designated by the registrant at the time of the offering), each of which is registered hereby, are covered by this registration statement.

(10)	An indeterminate number of units that may consist of any combination of other securities registered hereby are covered by this registration statement.

(11)
An indeterminate number of depositary shares, representing a fractional share or multiple shares of our preferred stock, such preferred stock being registered hereby, are covered by this registration statement.  Depositary shares may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase depositary shares that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.  Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(12)	An indeterminate number of purchase contracts for the purchase and sale of securities are covered by this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2011
PROSPECTUS

GENCO SHIPPING & TRADING LIMITED

Debt Securities
Common Stock
Preferred Stock
Rights
Warrants
Units
Depositary Shares
Purchase Contracts

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings, having an aggregate initial offering price of up to $500,000,000.  The securities may be offered separately or together in any combination and as separate series.

We will provide specific terms of any offering and the offered securities in supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.  This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 299 Park Avenue, 20th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “GNK.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  These securities also may be resold by securityholders.  We will provide specific terms of any securities to be offered in supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                                                , 2011

TABLE OF CONTENTS
Page

ABOUT THIS PROSPECTUS	1

RISK FACTORS	1

FORWARD-LOOKING STATEMENTS	1

ABOUT GENCO	2

RATIO OF EARNINGS TO FIXED CHARGES	3

USE OF PROCEEDS	3

DESCRIPTION OF DEBT SECURITIES	3

DESCRIPTION OF CAPITAL STOCK	6

DESCRIPTION OF RIGHTS	12

DESCRIPTION OF WARRANTS	14

DESCRIPTION OF UNITS	14

DESCRIPTION OF DEPOSITARY SHARES	15

DESCRIPTION OF PURCHASE CONTRACTS	15

PLAN OF DISTRIBUTION	16

LEGAL MATTERS	18

EXPERTS	18

WHERE YOU CAN FIND MORE INFORMATION	18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	18

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under the shelf process, we may, from time to time, offer up to $500,000,000 aggregate public offering price of our debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares or purchase contracts, or combinations thereof, in one or more offerings.  In this prospectus, we refer to our debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares and purchase contracts collectively as the “securities.”  This prospectus provides you with a general description of the securities that we may offer.  Each time this prospectus is used to offer securities, we will provide a prospectus supplement  if applicable, a pricing supplement, that will contain specific information about the terms of that offering.  The prospectus supplement and any pricing supplement also may add, update or change information contained in this prospectus.  You should read this prospectus, the prospectus supplement and any pricing prospectus, together with additional information described and contained in the documents referred to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.  We are only offering these securities in states where the offer is permitted.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC’s web site or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision.  For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them.  The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

All forward-looking statements are subject to certain risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements.  Important factors that could cause or contribute to such difference include those referenced under “Risk Factors” in this prospectus and any accompanying prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus.  You should not place undue reliance on such forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You should carefully consider the information referenced under the heading “Risk Factors.”

ABOUT GENCO

We are a drybulk shipping company with a strong record of disciplined growth.  We transport iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes.  Since our founding in 2004, we have grown our business by utilizing our operational advantages and seeking prudent opportunities to consolidate the drybulk shipping industry.  With our fleet of high-quality vessels, our balanced approach to vessel employment and our experienced management team, we believe we have a firm foundation for continued strong performance.

Excluding vessels of our subsidiary, Baltic Trading Limited (“Baltic Trading”), as of May 27, 2011, our fleet consisted of nine Capesize, eight Panamax, seventeen Supramax, six Handymax and eleven Handysize drybulk carriers, with an aggregate carrying capacity of approximately 3,742,000 dwt, and the average age of our fleet was approximately 6.3 years, as compared to the average age for the world fleet of approximately 13.8 years for the drybulk shipping segments in which we compete.  After the expected delivery of two Handysize vessels that we have agreed to acquire, we will own a fleet of fifty-three drybulk vessels, consisting of nine Capesize, eight Panamax, seventeen Supramax, six Handymax and thirteen Handysize vessels, excluding the vessels of Baltic Trading.  We seek to deploy our vessels on time charters, or in vessel pools and index based time charters trading in the spot market, to reputable charterers, including Cargill International S.A., Pacific Basin Chartering Ltd., COSCO Bulk Carriers Co., Ltd., Klaveness Chartering and Lauritzen Bulkers A/S or LB/IVS Pool, in which Lauritzen Bulkers A/S acts as the pool manager (collectively, “Lauritzen Bulkers”).  The majority of the vessels in our current fleet are presently engaged under time charter contracts that expire (assuming the option periods in the time charters are not exercised) between June 2011 and March 2014.

In addition, as of May 27, 2011, Baltic Trading’s fleet consisted of two Capesize, four Supramax and three Handysize drybulk carriers with an aggregate carrying capacity of approximately 672,000 dwt.

We intend to continue to grow our fleet through timely and selective acquisitions of vessels in a manner that is accretive to our cash flow.

On June 3, 2010, we entered into an agreement to purchase a total of eight Handysize drybulk vessels, including five newbuildings, from companies within the Metrostar group of companies for an aggregate purchase price of $266.0 million.  Five of these vessels will be owned by us and three are owned by Baltic Trading. A total of six vessels have been delivered from the Metrostar group of companies. The remaining two Metrostar vessels are all expected to be delivered to Genco between July and November 2011.

Baltic Trading, formerly a wholly-owned subsidiary of the Company at December 31, 2009, completed its initial public offering, or IPO, on March 15, 2010.  As of May 27, 2011, the Company’s wholly-owned subsidiary Genco Investments LLC owned 5,699,088 shares of Baltic Trading’s Class B Stock, which represents a 25.24% ownership interest in Baltic Trading at May 27, 2011 and 83.51% of the aggregate voting power of Baltic Trading’s outstanding shares of voting stock.  Baltic Trading is consolidated with the Company, as we control a majority of the voting interest in Baltic Trading.

Our principal executive offices are located at 299 Park Avenue, 20th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges (1)	7.23x	4.30x	2.38x	3.30x	3.01x	1.57x
___________
(1) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of net income plus fixed charges.  Fixed charges consist of interest expense on our credit facility, including unused commitment fees and amortization of expenses related to our credit facility.

As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment or reduction of long-term and short-term debt, capital expenditures, working capital, and the financing of vessel purchases and other acquisitions and business combinations.  We may temporarily invest funds that we do not immediately require in marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible.  Our debt securities will be issued under an indenture to be entered into between us and a trustee.  The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

We have summarized certain general features of the debt securities from the indenture.  A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.  The following description of the terms of the debt securities sets forth certain general terms and provisions.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities, will be described in the related prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited.  The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.  Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus.  For the complete terms of our common stock and preferred stock, please refer to our amended and restated articles of incorporation and the amendments thereto, and our amended and restated bylaws, each of which are incorporated by reference as exhibits to the registration statement which includes this prospectus.  The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of these securities.  The terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer.  The terms of any common stock or preferred stock we offer under a prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Authorized Capitalization

Under our amended and restated articles of incorporation, as of May 26, 2011, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 35,966,198 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Common Stock

Voting Rights

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders.  Except as required by law and by the terms of any series of preferred stock designated by the board of directors pursuant to our amended and restated articles of incorporation, our common stock has the exclusive right to vote for the election of directors and for all other purposes.  Our common stock votes together as a single class.

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities.  The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services).

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GNK.”

Preferred Stock

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the voting rights, if any, of the holders of the series; and

•	the preferences and relative, participating, optional or other special rights, if any, of the series, and any qualifications, limitations or restrictions applicable to such rights.

A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•
the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

•	the dividend periods (or the method of calculation thereof);

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the voting rights of the shares;

•
the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	the provision of a sinking fund, if any, for the preferred stock;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the transfer agent for the series of preferred stock;

•	any special United States federal income tax considerations applicable to the series; and

•	any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties.  Our amended and restated articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by applicable law.

Our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by applicable law.  We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.  We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated by-laws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation and Amended and Restated By-laws

Several provisions of our amended and restated articles of incorporation and amended and restated by-laws, which are summarized below, may have anti-takeover effects.  These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us.  However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has the authority, without any further vote or action by our shareholders, to authorize our issuance of up to 25,000,000 shares of blank check preferred stock.  Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms.  Approximately one-third of our board of directors will be elected each year.  This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us.  It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated by-laws require parties other than the board of directors to give advance written notice of nominations for the election of directors.  Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of 66 2/3% of the outstanding shares of our capital stock entitled to vote for those directors or by a majority of the members of the board of directors then in office.  These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated articles of incorporation and our amended and restated by-laws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders.  Our amended and restated articles of incorporation and our amended and restated by-laws provide that, subject to certain exceptions, our Chairman, President, or Secretary at the direction of the board of directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated by-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.  Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days before the date on which we first mailed our proxy materials for the preceding year’s annual meeting.  Our amended and restated by-laws also specify requirements as to the form and content of a shareholder’s notice.  These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Shareholder Rights Plan

General

Each share of our common stock includes one right, or, collectively, the rights, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our preferred stock at a purchase price of $25 per share, subject to specified adjustments.  The rights are issued pursuant to a rights agreement between us and Mellon Investor Services LLC, as rights agent.  Until a right is exercised, the holder of a right will have no rights to vote, receive dividends or any other shareholder rights by virtue of its ownership of such right.

The rights may have anti-takeover effects.  The rights may cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors.  As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us.  Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors.  The adoption of the rights agreement was approved by our sole shareholder before our initial public offering.

We have summarized the material terms and conditions of the rights agreement and the rights below.  For a complete description of the rights, we encourage you to read the rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Detachment of the Rights

The rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue before the rights distribution date or the date on which the rights expire (or thereafter, in certain circumstances).  The rights are not exercisable until after the rights distribution date and will expire at the close of business on February 21, 2015, unless we redeem or exchange them earlier as we describe below.  The rights will separate from the common stock and a rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•
ten days following a public announcement that a person or group of affiliated or associated persons, or an “acquiring person,” has acquired or obtained the right to acquire beneficial ownership of 15% or more of our outstanding common stock; or

•	ten business days following the announcement of a tender or exchange offer that would result, if closed, in a person’s becoming an acquiring person.

Oaktree Capital Management, LLC, Peter Georgiopoulos and Fleet Acquisition LLC (so long as it does not acquire beneficial ownership of additional shares of common stock under certain circumstances) are excluded from the definition of “acquiring person” for purposes of the distribution of the rights, and therefore their ownership cannot trigger the distribution of the rights.  Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.

Until the rights distribution date:

•	our common stock certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new common stock will be issued with rights, and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of our common stock at the close of business on that date.  After the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any shares of common stock we issue after the rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person, as defined above.

If a flip-in event occurs and we do not redeem the rights as described under the heading “Redemption of Rights” below, each right, other than any right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the rights agreement specifies.

Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, subject to limited exceptions; or

•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such right.

Anti-Dilution

The number of outstanding rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring before the rights distribution date.  With some exceptions, the rights agreement does not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price.  It also does not require us to issue fractional shares of our preferred stock that are not integral multiples of one one-hundred thousandth of a share of preferred stock and, instead, we may make a cash adjustment based on the market price of the common stock on the last trading date before the date of exercise.  The rights agreement reserves to us the right to require before the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that we will issue only whole shares of stock.

Redemption of Rights

At any time before the earlier of the date on which a person publicly announces that it has become an acquiring person or the date on which the rights expire, we may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right.  The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption.  At our option, we may pay that redemption price in cash or shares of common stock.  The rights are not exercisable after a flip-in event until they are no longer redeemable.  The rights will terminate immediately upon ordering the redemption and making the appropriate filing with the rights agent.

Exchange of Rights

We may, at our option, subject to applicable laws, rules and regulations, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part.  The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and before any person becoming the beneficial owner of 50% or more of the shares of common stock then outstanding.

Amendment of Terms of Rights

During the time the rights are redeemable, we may amend any of the provisions of the rights agreement in any way without the approval of the rights holders.  Once the rights cease to be redeemable, we generally may amend the provisions of the rights agreement without the approval of the rights holders, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•
to shorten or lengthen any time period under the rights agreement, except that we cannot lengthen the time period governing redemption or any other time period, unless such lengthening is for the purpose of protecting, clarifying or enhancing the rights and benefits of the rights holders (other than an acquiring person).

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of the other securities offered hereby.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued to each shareholder;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt securities, common stock, preferred stock, units or depositary shares.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more constituent securities offered hereby.  The applicable prospectus supplement will describe:

•	the terms of the units and of the constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our preferred stock.  In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of preferred stock as described in the applicable prospectus supplement.  The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights.  For an additional description of our preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock — Preferred Stock."

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.  To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement relating to such deposited shares.  The forms of deposit agreement and depositary will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates.  Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.  When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement.  A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents.  We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.  We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement.  In connection with the sale of securities, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions.  If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased.  Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents.  The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement.  Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities.  The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.  In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities.  We will describe any such activities in the prospectus supplement relating to the transaction.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement.  These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject.  The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales.  We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our or its obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

Kramer Levin Naftalis & Frankel LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time.  Reeder & Simpson P.C. will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Genco Shipping & Trading Limited’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC.  You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004.  Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.  You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

We also maintain a website that contains additional information about us at www.gencoshipping.com.  Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011;

•	Our Current Reports on Form 8-K filed on March 29, 2011 and May 18, 2011; and

•
The description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form S-1, Registration No. 333-124718, and our Registration Statement on Form 8-A, File No. 001-33393, filed on April 3, 2007.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus.  This prospectus is part of that registration statement.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Genco Shipping & Trading Limited
299 Park Avenue, 20th Floor
New York, New York  10171
(646) 443-8550
Attn:  Investor Relations

You should rely only on the information contained or incorporated in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not rely on any other representations.  Our affairs may change after this prospectus or any supplement is distributed.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.  You should read all information supplementing this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Item	Amount
Securities and Exchange Commission Registration Fee	$35,650
Legal Fees and Expenses	$102,000
Printing and Related Expenses	$2,000
Accounting Fees and Expenses	$7,500
Total	$147,150

Item 15.  Indemnification of Directors and Officers

Our amended and restated by-laws generally provide that every director and officer of our company shall be indemnified out of our funds to the extent provided by Section 60 of the BCA.  The articles of incorporation of each of our ship-owning subsidiaries, which are incorporated in the Marshall Islands and therefore subject to the BCA, provide that the subsidiaries will indemnify each of their present and former directors and officers against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding to be liable for negligence or misconduct in performance of duty.  Section 60 of the BCA provides that Marshall Islands corporations may indemnify any of their directors or officers who are or are threatened to be a party to any legal action resulting from fulfilling their duties to the corporation, including serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust, or other enterprise (such as a subsidiary) against reasonable expenses, judgments and fees (including attorneys’ fees) incurred in connection with the legal action if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, will not create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.  However, no indemnification will be permitted in cases where it is determined that the director or officer was liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which the legal action was brought determines that the person is fairly and reasonably entitled to indemnity, and then only for the expenses that the court deems proper.  A corporation is permitted to advance payment for expenses occurred in defense of an action if its board of directors decides to do so.

Genco Ship Management LLC (“GSM”), our management subsidiary, is a limited liability company organized under the laws of the State of Delaware.  Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any manager or member or other person from and against any and all claims and demands whatsoever.  Section 18-303 of the Delaware LLC Act provides generally that the debts, obligations and liabilities of a limited liability company shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the company, unless such member or manager agrees under a limited liability company agreement or other agreement to be personally liable for any or all of the debts, obligations and liabilities of the company.  GSM’s operating agreement provides that GSM shall indemnify and hold harmless each manager and each officer of GSM from and against all costs, losses, liabilities, and damages paid or incurred by such manager or officer in connection with the business affairs of GSM except where such costs, losses, liabilities, and damages are attributable to the willful misconduct or gross negligence of such manager or officer.

Genco Investments LLC (“Genco Investments”), our investment subsidiary, is a limited liability company organized under the laws of the Republic of the Marshall Islands.  Section 8 of the Limited Liability Company Act of the Republic of the Marshall Islands (the “RMI LLC Act”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any manager or member or other person from and against any and all claims and demands whatsoever.  Section 20 of the RMI LLC Act provides generally that the debts, obligations and liabilities of a limited liability company shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the company, unless such member or manager agrees under a limited liability company agreement or other agreement to be personally liable for any or all of the debts, obligations and liabilities of the company.  Genco Investments’ operating agreement provides that Genco Investments shall indemnify and hold harmless each officer of Genco Investments from and against all claims, costs, losses, liabilities, and damages paid or incurred by such officer in connection with the business affairs of Genco Investments except where such claims, costs, losses, liabilities, and damages are attributable to the willful misconduct or gross negligence of such officer.

In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in his capacity as a director or officer whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCA.  Similarly, Delaware and Marshall Islands limited liability companies may purchase and maintain insurance on behalf of managers, officers and other persons against any liability which may be asserted against, or expense which may be incurred by, any such persons in connection with activities of such limited liability companies.  We currently have liability insurance to provide our directors, officers and managers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations.  The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 16. Exhibits

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

4.1	Form of Indenture.***

4.2	Form(s) of Debt Securities.*

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.4	Form of Shareholders’ Rights Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.5	Certificate of Designation of Preferred Stock.*

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Unit Agreement (including form of unit certificate).*
4.9
Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (the “Company”) as adopted on July 5, 2005 (incorporated by reference to Exhibit 3.1 to registrant’s Registration Statement on Form S-1 (Amendment No. 2) (No. 333-124718) filed on July 6, 2005).

4.10	Form of Deposit Agreement*

4.11	Form of Depositary Receipt*
4.12	Form of Purchase Contract (including form of related security certificate)*
4.13	Amended and Restated By-laws of the Company as adopted April 4, 2006 (incorporated by reference to Exhibit 3.2 to registrant’s report on Form 8-K dated April 4, 2006 (File No. 000-5142).

4.14
Articles of Amendment of Articles of Incorporation of the Company as adopted July 21, 2005 (incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-1 (Amendment No. 6) (No. 333-124718) filed on July 21, 2005).

4.15
Articles of Amendment of Articles of Incorporation of the Company as adopted May 18, 2006 (incorporated by reference to Exhibit 3.1 to the registrant’s report on Form 8-K dated May 18, 2006 (File No. 000-5142).

5.1	Form of Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.**

5.2	Form of Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to Genco, as to the legality of securities being registered.**

12.1	Computation of Ratio of Earnings to Fixed Charges.***

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).**

23.3	Consent of Deloitte & Touche LLP.***

24.1	Power of attorney (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1.**
 _______________________
*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Previously filed.
***	Filed herewith.

Item 17.  Undertakings

(a)        The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was deemed effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 27, 2011.

GENCO SHIPPING & TRADING LIMITED

By: /s/ John C. Wobensmith
John C. Wobensmith, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter C. Georgiopoulos* Peter C. Georgiopoulos	Chairman of the Board and Director	May 27, 2011
/s/ Robert Gerald Buchanan* Robert Gerald Buchanan	President (Principal Executive Officer)	May 27, 2011
/s/ John C. Wobensmith John C. Wobensmith	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 27, 2011
/s/ Stephen A. Kaplan* Stephen A. Kaplan	Director	May 27, 2011
/s/ Nathaniel C.A. Kramer* Nathaniel C.A. Kramer	Director	May 27, 2011
/s/ Harry A. Perrin* Harry A. Perrin	Director	May 27, 2011
/s/ Mark F. Polzin* Mark F. Polzin	Director	May 27, 2011
/s/ Robert C. North* Rear Admiral Robert C. North USCG (ret.)	Director	May 27, 2011
/s/ Basil G. Mavroleon* Basil G. Mavroleon	Director	May 27, 2011

* Pursuant to powers of attorney executed by each of the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By: /s/ John C. Wobensmith
   John C. Wobensmith, attorney-in-fact

EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

4.1	Form of Indenture.***

4.2	Form(s) of Debt Securities.*

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.4	Form of Shareholders’ Rights Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.5	Certificate of Designation of Preferred Stock.*

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Unit Agreement (including form of unit certificate).*
4.9
Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (the “Company”) as adopted on July 5, 2005 (incorporated by reference to Exhibit 3.1 to registrant’s Registration Statement on Form S-1 (Amendment No. 2) (No. 333-124718) filed on July 6, 2005).

4.10	Form of Deposit Agreement*
4.11	Form of Depositary Receipt*
4.12	Form of Purchase Contract (including form of related security certificate)*
4.13	Amended and Restated By-laws of the Company as adopted April 4, 2006 (incorporated by reference to Exhibit 3.2 to registrant’s report on Form 8-K dated April 4, 2006 (File No. 000-5142).

4.14
Articles of Amendment of Articles of Incorporation of the Company as adopted July 21, 2005 (incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-1 (Amendment No. 6) (No. 333-124718) filed on July 21, 2005).

4.15
Articles of Amendment of Articles of Incorporation of the Company as adopted May 18, 2006 (incorporated by reference to Exhibit 3.1 to the registrant’s report on Form 8-K dated May 18, 2006 (File No. 000-5142).

5.1	Form of Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.**

5.2	Form of Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to Genco, as to the legality of securities being registered.**

12.1	Computation of Ratio of Earnings to Fixed Charges.***

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).**

23.3	Consent of Deloitte & Touche LLP.***

24.1	Power of attorney (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1.**
 _______________________
*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Previously filed.
***	Filed herewith.